Exhibit 99.1

FIRST AMENDMENT

to the

LANDEC CORPORATION

2013 STOCK INCENTIVE PLAN

WHEREAS, Landec Corporation (the “Corporation”) adopted the Landec Corporation 2013 Stock Incentive Plan (the “Plan”), effective October 10, 2013 (the “Effective Date”); and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation and its stockholders to amend the Plan to increase the number of shares of common stock available for issuance under the Plan by 1,000,000 shares from 2,000,000 to 3,000,000, subject to stockholder approval.

NOW THEREFORE, the Plan is hereby amended as follows:

1.     Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“5.1     Basic Limitation. The stock issuable under the Plan shall be authorized but unissued Shares. The aggregate number of Shares reserved for Awards under the Plan shall not exceed 3,000,000 Shares, subject to adjustment pursuant to Section 10. For sake of clarity, all Shares issued and issuable pursuant to any Awards granted under the Plan on or after the Effective Date shall count against the 3,000,000 Share limit. The aggregate maximum number of Shares that may be issued in connection with ISOs shall be 3,000,000 Shares.”

2.     This Amendment shall become effective upon stockholder approval. Except as amended herein, the terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to the Landec Corporation 2013 Stock Incentive Plan on August 23, 2017, to become effective upon stockholder approval of this Amendment.

LANDEC CORPORATION

By: /s/ Molly A. Hemmeter
Name: Molly A. Hemmeter
Title: President and Chief Executive Officer